                              THE RBB FUND, INC.
              Schedule for Computation of Performance Quotations
                                 Total Return


For the Fiscal Period Ended August 31, 1998:


Boston Partners Micro Cap Value Fund
Total Aggregate Return=($7,630.00/$10,000)-1         Return:        -23.70%

                                      -2-